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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We have issued our report dated October 21, 2004, accompanying the financial statements of Tarpon Industries, Inc. contained in the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the headings "Selected Financial Data" and "Experts."


/s/ GRANT THORNTON LLP
Southfield, Michigan
January 14, 2005